                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Headlands Mortgage Company:

  We consent to the use of our report dated March 21, 1997, except as to Note 21, which is as of December 10, 1997, included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change to the Company's method of accounting for originated mortgage servicing rights in 1995.

                                                  /s/ KPMG Peat Marwick LLP

San Francisco, California

December 26, 1997